Exhibit 8.1

600 Travis Street Suite 3300 Houston, Texas 77002

(713) 835-3600	Facsimile: (713) 835-3601
www.kirkland.com

April 5, 2016

LinnCo, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel to LinnCo, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement on Form S-4, File No. 333-210331 (such Registration Statement, as further amended or supplemented, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2016, as amended by that certain Amendment No. 1 to Registration Statement on Form S-4, filed with the Commission on April 5, 2016, under the Securities Act of 1933, as amended (the “Act”), by the Company. The Registration Statement relates to the offer to exchange each outstanding unit representing limited liability company interests in Linn Energy, LLC, a Delaware limited liability company, for one common share representing limited liability company interests in the Company (the “Exchange Offer”).

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” we confirm that such discussion, insofar as it concerns matters of law and legal conclusions, but not as to factual matters, constitutes our opinion as to the material U.S. federal income tax consequences of the Exchange Offer.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

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